SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 5, 2003
(Date of Report)
(Date of Earliest Event Reported)

CORIXA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-22891	91-1654387
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

1124 Columbia Street, Suite 200, Seattle, WA 98104-2040
(Address of Principal Executive Offices, including Zip Code)

(206) 754-5711
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     On May 5, 2003, Corixa Corporation and GlaxoSmithKline issued a press release announcing that many of the steps required for approval of BEXXAR® therapy (tositumomab and iodine I 131 tositumomab) are complete. However, the U.S. Food and Drug Administration (FDA) has extended its review of the BEXXAR therapy application for up to an additional three months. The three-month extension provides additional time to further refine post marketing commitments and package insert language and to ensure that they are consistent with an updated safety database requested by the FDA and submitted by Corixa in early April 2003. As a result of this action, the FDA now has up to three months to complete its review of BEXXAR therapy but can take action at any time. The new Prescription Drug User Fee Act goal date for the FDA to complete its review of BEXXAR therapy is August 1, 2003.

     A copy of the press release relating to the announcement is attached as Exhibit 99.1 and is incorporated into this report by reference.

Item 7. Financial Statements and Exhibits

(c)	Exhibits
99.1	Corixa Corporation Press Release dated May 5, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIXA CORPORATION

Date: May 5, 2003	By:	/s/ Michelle Burris

Michelle Burris
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Corixa Corporation Press Release dated May 5, 2003